UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 16, 2006


                          Willis Group Holdings Limited
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Bermuda
                                     -------
                 (State or Other Jurisdiction of Incorporation)


       001-16503                                         98-0352587
       ---------                                         ----------
(Commission File Number)                       (IRS Employer Identification No.)

                            c/o Willis Group Limited
                               Ten Trinity Square
                            London EC3P 3AX, England
                            ------------------------
                    (Address of Principal Executive Offices)


                               (44) (20) 7488-8111
                               -------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     As previously announced, on July 26, 2006, the Board of Directors of Willis Group Holding Limited ("Willis") authorized the repurchase of up to $1.0 billion of Willis' common shares. Purchases may be made from time to time in the open market or through negotiated sales with persons who are not affiliates of Willis. After the transaction described below, Willis remains authorized to repurchase from time to time up to $789 million of its shares pursuant to the pre-existing authority.

     Pursuant to that authorization, on November 16, 2006, Willis entered into an accelerated share repurchase agreement (the "Confirmation") with Lehman Brothers Finance S.A. ("Lehman Brothers") to purchase from Lehman Brothers approximately 3.8 million shares of its common stock pursuant to a private transaction for an initial aggregate purchase price of $150 million.

     Under the Confirmation dated November 16, 2006, which contains the principal terms and provisions governing the program between Willis and Lehman Brothers, the repurchased shares are subject to a price adjustment based on the volume weighted average share price ("VWAP") of Willis' common stock during the term of the program. Willis expects the program to be completed in February of 2007, although in certain limited circumstances the completion date may be accelerated or delayed. The repurchased shares will be recorded as a reduction in shareholders' equity on Willis' Consolidated Balance Sheet and will be retired on or before the completion of the program. In addition, the Confirmation contains other terms governing the program, including, but not limited to, the mechanism used to determine the final settlement of the transaction, the settlement method, the specific circumstances under which Lehman Brothers is permitted to make adjustments to valuation periods, the specific circumstances under which the program may be terminated early (including mergers, tender offers, and certain other events), definitions of terms used throughout the Confirmation, and various acknowledgements, representations and warranties made by Willis and Lehman Brothers to one another, including representations related to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing guidelines. In certain circumstances, Willis may receive from, or be required to pay, Lehman Brothers a termination payment in the event of an early termination.

     In the ordinary course of their business, Lehman Brothers and its affiliates have engaged, and may in the future engage, in financial advisory and/or investment banking transactions with Willis and its affiliates. They have received and will receive customary fees and commissions for these transactions.

Item 7.01 Regulation FD Disclosure.

     On November 16, 2006, Willis issued a press release announcing the Confirmation. This press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of Willis under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

       (d) Exhibits.

               99.1 Press Release dated November 16, 2006



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WILLIS GROUP HOLDINGS LIMITED

Date: November 16, 2006                 By: /s/ Patrick C. Regan
                                            ------------------------------------

                                            Name:  Patrick C. Regan
                                            Title: Group Chief Financial Officer





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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

99.1            Press Release of Willis dated November 16, 2006